EXHIBIT 99.1

Contact:
Wendy Watson
216-676-2600

GrafTech Reports Second Quarter 2021 Results
Strong results across key metrics
Industry outlook remains positive

BROOKLYN HEIGHTS, Ohio - August 6, 2021 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•Net income of $28 million, or $0.11 per share, including one-time Change in Control1 charges of $88 million
•Adjusted net income2 of $114 million, or $0.43 per share
•Adjusted EBITDA2 of $160 million
•Sales volume increased 16% sequentially over first quarter 2021 and 39% year over year
•Production volume increased 22% sequentially over first quarter 2021 and 33% year over year
CEO Comments

President and Chief Executive Officer David Rintoul commented, “During the second quarter, we continued to see improvement in the global steel market, resulting in strong sequential and year over year performance across key metrics for GrafTech. We are pleased to report that our sales and production volumes steadily improved through the quarter. We are encouraged by the industry’s continued recovery for the remainder of the year and the positive expected impact on our business going forward.

“In the quarter, we accelerated our production capabilities to meet increasing customer demand, driven by the growth in the graphite electrode market. Graphite electrode market prices for delivery in the second half of 2021 increased during the second quarter, and we continue to expect to see improvement in our reported non-LTA pricing in the second half of 2021 and into 2022. We believe we are well positioned for success in this improving market.”

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Second Quarter 2021 Financial Performance

(dollars in thousands, except per share amounts)				For the Six Months Ended June 30,

	Q2 2021	Q1 2021	Q2 2020	2021	2020
Net sales	$330,750	$304,397	$280,718	$635,147	$599,364
Net income	$28,165	$98,799	92,776	126,964	215,044
Earnings per share[3]	$0.11	$0.37	$0.35	$0.47	$0.80
Cash flow from operations	$86,330	$122,425	$148,373	208,755	$287,656

Adjusted net income[2]	$114,487	$99,879	$96,006	214,366	$212,235
Adjusted earnings per share[2,3]	$0.43	$0.37	$0.36	0.80	$0.79
Adjusted EBITDA[2]	$159,901	$155,045	$151,126	314,946	$330,303
Adjusted free cash flow[4]	$135,907	$108,251	$137,919	$244,158	$263,301

Net income in the second quarter of 2021 was $28 million, or $0.11 per share, with a net income margin of 9%. This includes one-time Change in Control1 charges (pre-tax) of $88 million, as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. These charges consisted of a long-term incentive compensation (LTIP) cash charge of $73 million, and a non-cash accelerated equity compensation expense for certain awards of approximately $15 million. After adjusting for these charges and other pre-tax quarterly adjustments of $4 million, described in our non-GAAP financial measures below, second quarter adjusted EPS2, 3 was $0.43 per share, an increase of $0.07 per share or 19% compared to the prior year period. Adjusted EBITDA2 increased $9 million, or 6% year over year, to $160 million and adjusted EBITDA margin5 was 48%.

Cash flow from operations was $86 million in the second quarter, free cash flow4 was $74 million and adjusted free cash flow4 was $136 million. 85% of adjusted EBITDA converted to adjusted free cash flow6 in the second quarter.
Operational and Commercial Update

Key operating metrics				For the Six Months Ended June 30,

(in thousands, except percentages)	Q2 2021	Q1 2021	Q2 2020	2021	2020
Sales volume (MT) [7]	43	37	31	80	65
Production volume (MT) [8]	44	36	33	80	66
Production capacity excluding St. Marys (MT) [9,10]	51	51	51	102	102
Capacity utilization excluding St. Marys [9,11]	86%	71%	65%	78%	65%
Total production capacity (MT) [10,12]	58	58	58	116	116
Total capacity utilization [10,11]	76%	62%	57%	69%	57%

GrafTech reported strong sales volumes of 43 thousand MT in the second quarter of 2021, consisting of long-term agreement (LTA) volumes of 27 thousand MT, at an average approximate price of $9,500 per MT, and non-LTA

EXHIBIT 99.1
volumes of 16 thousand MT, at an average approximate price of $4,100 per MT. Sales volumes increased 16% and 39% compared to the first quarter of 2021 and second quarter of 2020, respectively.
As previously reported, spot prices negotiated during the first quarter of 2021 reached a low and have steadily improved since that time. Accordingly, non-LTA prices for our graphite electrodes to be delivered and realized in income in the second half of 2021 are improving. We expect this improvement in non-LTA pricing to continue into 2022.

Production volume of 44 thousand MT in the second quarter of 2021 represented an increase of 22% and 33% compared to the first quarter of 2021 and the second quarter of 2020, respectively.

The estimated shipments of graphite electrodes for the final two years of the initial term under our LTAs and for the years 2023 through 2024 remain unchanged from our prior estimate as follows:

	2021	2022	2023 through 2024
Estimated LTA volume (in thousands of MT)	98-108	95-105	35-45
Estimated LTA revenue (in millions)	$925-$1,025	$910-$1,010	$350-$450[13]

Global steel market capacity utilization rates have continued to improve sequentially:

	Q2 2021	Q1 2021	Q2 2020
Global (ex-China) steel market capacity utilization rate[14]	75%	73%	56%
U.S. steel market capacity utilization rate[15]	80%	77%	56%

Capital Structure and Capital Allocation

As of June 30, 2021, GrafTech had cash and cash equivalents of $114 million and total debt of approximately $1.2 billion. We continue to make progress in reducing our long-term debt, repaying $50 million in the second quarter, for a total debt repayment of $200 million in the first half of 2021. We continue to expect our primary use of cash for the balance of this year to be debt repayment.

Our full year 2021 capital expenditure range expectations are unchanged, between $55 and $65 million.

Conference Call Information

In connection with this earnings release, you are invited to listen to our earnings call being held on August 6, 2021 at 10:00 a.m. Eastern Time. The webcast and accompanying slide presentation will be available at

EXHIBIT 99.1
www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (866) 521-4909 toll-free in the U.S. and Canada or +1 (647) 427-2311 for overseas calls, conference ID: 2891618. A replay of the conference call will be available until November 4, 2021 by dialing +1 (800) 585-8367 toll-free in the U.S. and Canada or +1 (416) 621-4642 for overseas calls, conference ID: 2891618. A replay of the webcast will also be available on our website until November 4, 2021, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information on our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
________________________

1 In the second quarter of 2021, we incurred one-time Change in Control charges of $88 million (pre-tax), as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. These charges consisted of an LTIP cash charge of $73 million, and non-cash accelerated equity compensation expense for certain awards of approximately $15 million.
2 A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA, adjusted EBITDA, adjusted net income, and adjusted EPS, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.
3 Earnings per share represents diluted earnings per share. Adjusted earnings per share represents diluted adjusted earnings per share.
4 A non-GAAP financial measure, see below for more information and a reconciliation of adjusted free cash flow and free cash flow to cash flow from operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.
5 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q2 2021 adjusted EBITDA of $160 million/Q2 2021 net sales of $331 million).
6 Free cash flow conversion is calculated as free cash flow divided by adjusted EBITDA (Q2 2021 free cash flow of $74 million/Q2 2021 adjusted EBITDA of $160 million). Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by adjusted EBITDA (Q2 2021 adjusted free cash flow of $136 million/Q2 2021 adjusted EBITDA of $160 million).
7 Sales volume reflects only graphite electrodes manufactured by GrafTech.
8 Production volume reflects graphite electrodes we produced during the period.
9 In the first quarter of 2018, our St. Marys, Pennsylvania facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
10 Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
11 Capacity utilization reflects production volume as a percentage of production capacity.
12 Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.

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13 Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.
14 Source: World Steel Association and Metal Expert.
15 Source: American Iron and Steel Institute.

Special note regarding forward‑looking statements

This news release and related discussions may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact that the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows; the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the risks and uncertainties associated with litigation, arbitration, and like disputes, including the current stockholder litigation and disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may continue to decline in the future; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; the possibility that our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters,

EXHIBIT 99.1
public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subject us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the possibility that we may not pay cash dividends on our common stock in the future; the fact that certain of our stockholders have the right to engage or invest in the same or similar businesses as us; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield Asset Management Inc. and its affiliates; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; and the loss of our status as a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards, which will result in us no longer qualifying for exemptions from certain corporate governance requirements.
These factors should not be construed as exhaustive and should be read in connection with our other cautionary statements, including the Risk Factors sections included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Non‑GAAP financial measures

In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted

EXHIBIT 99.1
net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion are non-GAAP financial measures.

We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit (OPEB) plan expenses, initial and follow-on public offering and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party Tax Receivable Agreement adjustments, stock-based compensation, non‑cash fixed asset write‑offs and Change in Control1 charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. Adjusted EBITDA is the primary metric used by our management and our board of directors to establish budgets and operational goals for managing our business and evaluating our performance.

We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our board of directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to trailing twelve month adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.

Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;

EXHIBIT 99.1
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect initial and follow-on public offering and related expenses;
•adjusted EBITDA does not reflect related party Tax Receivable Agreement adjustments;
•adjusted EBITDA does not reflect stock-based compensation or the non‑cash write‑off of fixed assets;
•adjusted EBITDA does not reflect the Change in Control1 charges; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.

We define adjusted net income, a non‑GAAP financial measure, as net income or loss and excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted EPS, a non‑GAAP financial measure, as adjusted net income divided by the weighted average of diluted common shares outstanding during the period. We believe adjusted net income and adjusted EPS are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.

Free cash flow and adjusted free cash flow, non-GAAP financial measures, are metrics used by our management and our board of directors to analyze cash flows generated from operations. We define free cash flow as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow as free cash flow adjusted by the Change in Control1 charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We believe these free cash flow metrics are useful to present to investors because we believe that they facilitate comparison of the Company’s performance with its competitors. Free cash flow conversion and adjusted free cash flow conversion are also non-GAAP financial measures used by our management and our board of directors as supplemental information to evaluate the Company’s ability to convert earnings from our operational performance to cash. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA and adjusted free cash flow conversion as adjusted free cash flow divided by adjusted EBITDA.

In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below, other than the Change in Control1 charges. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted

EXHIBIT 99.1
free cash flow, free cash flow conversion and adjusted free cash flow conversion alongside other financial performance measures, including our net income (loss), EPS and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of June 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$114,131	$145,442
Accounts and notes receivable, net of allowance for doubtful accounts of $8,177 as of June 30, 2021 and $8,243 as of December 31, 2020	173,409	182,647
Inventories	257,338	265,964
Prepaid expenses and other current assets	59,462	35,114
Total current assets	604,340	629,167
Property, plant and equipment	800,973	784,902
Less: accumulated depreciation	299,212	278,685
Net property, plant and equipment	501,761	506,217
Deferred income taxes	32,495	32,551
Goodwill	171,117	171,117
Other assets	87,427	93,660
Total assets	$1,397,140	$1,432,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,192	$70,989
Short-term debt	129	131
Accrued income and other taxes	38,480	48,720
Other accrued liabilities	83,706	56,501
Related party payable - tax receivable agreement	3,922	21,752
Total current liabilities	215,429	198,093

Long-term debt	1,224,897	1,420,000
Other long-term obligations	72,975	81,478
Deferred income taxes	45,223	43,428
Related party payable - tax receivable agreement long-term	15,176	19,098
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 267,880,752 shares issued and outstanding as of June 30, 2021 and 267,188,547 as of December 31, 2020	2,679	2,672
Additional paid-in capital	773,552	758,354
Accumulated other comprehensive loss	(391)	(19,641)
Accumulated deficit	(952,400)	(1,070,770)
Total stockholders’ deficit	(176,560)	(329,385)

Total liabilities and stockholders’ equity	$1,397,140	$1,432,712

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$330,750	$280,718	$635,147	$599,364
Cost of sales	201,867	130,600	348,263	269,517
Gross profit	128,883	150,118	286,884	329,847
Research and development	1,018	710	1,987	1,422
Selling and administrative expenses	75,783	16,001	95,936	30,933
Operating profit	52,082	133,407	188,961	297,492

Other expense (income), net	357	311	3	(3,003)
Related party Tax Receivable Agreement expense (benefit)	—	—	47	(3,346)
Interest expense	15,994	20,880	38,161	46,552
Interest income	(199)	(348)	(236)	(1,489)
Income before provision for income taxes	35,930	112,564	150,986	258,778
Provision for income taxes	7,765	19,788	24,022	43,734
Net income	$28,165	$92,776	$126,964	$215,044

Basic income per common share:
Net income per share	$0.11	$0.35	$0.47	$0.80
Weighted average common shares outstanding	267,560,712	267,249,580	267,440,501	268,233,233
Diluted income per common share:
Income per share	$0.11	$0.35	$0.47	$0.80
Weighted average common shares outstanding	267,807,944	267,260,395	267,765,378	268,243,997

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Cash flow from operating activities:
Net income	$28,165	$92,776	$126,964	$215,044
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	16,292	14,549	32,831	28,833
Related party Tax Receivable Agreement expense (benefit)	—	—	47	(3,346)
Deferred income tax provision	(1,355)	7,642	(4,195)	13,990
Stock- based compensation	15,266	718	16,031	1,124
Interest expense	1,890	1,587	7,199	3,181
Other charges, net	1,770	(40)	3,354	(1,284)
Net change in working capital*	25,247	34,216	50,434	61,943
Change in related-party Tax Receivable Agreement	—	—	(21,799)	(27,857)
Change in long-term assets and liabilities	(945)	(3,075)	(2,111)	(3,972)
Net cash provided by operating activities	86,330	148,373	208,755	287,656
Cash flow from investing activities:
Capital expenditures	(11,878)	(10,454)	(26,052)	(24,355)
Proceeds from the sale of assets	68	3	219	65
Net cash used in investing activities	(11,810)	(10,451)	(25,833)	(24,290)
Cash flow from financing activities:
Debt issuance and modification costs	(113)	—	(3,084)	—
Repurchase of common stock - non-related party	—	—	—	(30,099)
Payment of tax withholdings related to net share settlement of equity awards	(3,801)	(25)	(4,074)	(71)
Principal repayments on long-term debt	(50,000)	(100,028)	(200,000)	(100,028)
Dividends paid to non-related party	(2,024)	(679)	(3,418)	(6,605)
Dividends paid to related party	(650)	(1,993)	(1,927)	(18,926)
Other	(1,262)	—	(2,109)	—
Net cash used in financing activities	(57,850)	(102,725)	(214,612)	(155,729)
Net change in cash and cash equivalents	16,670	35,197	(31,690)	107,637
Effect of exchange rate changes on cash and cash equivalents	1,015	350	379	(916)
Cash and cash equivalents at beginning of period	96,446	152,109	145,442	80,935
Cash and cash equivalents at end of period	$114,131	$187,656	$114,131	$187,656

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$25,948	$17,970	$9,305	$58,713
Inventories	(3,825)	14,312	7,823	(2,924)
Prepaid expenses and other current assets	(10,561)	(1,279)	(12,071)	6,132
Income taxes payable	607	10,857	(17,761)	25,095
Accounts payable and accruals	18,415	(7,631)	62,748	(25,019)
Interest payable	(5,337)	(13)	390	(54)
Net change in working capital	$25,247	$34,216	$50,434	$61,943

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted net income
				For the Six Months Ended June 30,
	Q2 2021	Q1 2021	Q2 2020	2021	2020

Net income	$28,165	$98,799	$92,776	$126,964	$215,044
Adjustments, pre-tax:
Pension and OPEB plan expenses (1)	430	431	541	861	1,083
Initial and follow-on public offering and related expenses (2)	241	422	—	663	4
Non-cash gains and losses on foreign currency remeasurement (3)	2,255	(348)	2,222	1,907	(1,239)
Stock-based compensation (4)	550	768	717	1,318	1,127
Non-cash fixed asset write-off (5)	313	—	—	313	—
Related party Tax Receivable Agreement adjustment (6)	—	47	—	47	(3,346)
Change in control LTIP award (7)	73,384	—	—	73,384	—
Change in control stock-based compensation acceleration (7)	14,713	—	—	14,713	—
Total non-GAAP adjustments pre-tax	91,886	1,320	3,480	93,206	(2,371)
Income tax impact on non-GAAP adjustments	5,564	239	251	5,803	438
Adjusted net income	$114,487	$99,880	$96,005	$214,367	$212,235
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with the initial and follow-on public offering and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EPS
				For the Six Months Ended June 30,
	Q2 2021	Q1 2021	Q2 2020	2021	2020

EPS	$0.11	$0.37	$0.35	$0.47	$0.80
Adjustments per share:
Pension and OPEB plan expenses (1)	—	—	—	—	—
Initial and follow-on public offering and related expenses (2)	—	—	—	—	—
Non-cash gains and losses on foreign currency remeasurement (3)	0.01	—	0.01	0.01	—
Stock-based compensation (4)	—	—	—	0.01	—
Non-cash fixed asset write-off (5)	—	—	—	—	—
Related party Tax Receivable Agreement adjustment (6)	—	—	—	—	(0.01)
Change in control LTIP award (7)	0.27	—	—	0.27	—
Change in control stock-based compensation acceleration (7)	0.06	—	—	0.06	—
Total non-GAAP adjustments pre-tax per share	0.34	—	0.01	0.35	(0.01)
Income tax impact on non-GAAP adjustments per share	0.02	—	—	0.02	—
Adjusted EPS	$0.43	$0.37	$0.36	$0.80	$0.79
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with the initial and follow-on public offering and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EBITDA
				For the Six Months Ended June 30,
	Q2 2021	Q1 2021	Q2 2020	2021	2020

Net income	$28,165	$98,799	$92,776	$126,964	$215,044
Add:
Depreciation and amortization	16,292	16,539	14,549	32,831	28,833
Interest expense	15,994	22,167	20,880	38,161	46,552
Interest income	(199)	(37)	(348)	(236)	(1,489)
Income taxes	7,765	16,257	19,788	24,022	43,734
EBITDA	$68,017	$153,725	$147,645	$221,742	$332,674
Adjustments:
Pension and OPEB plan expenses (1)	430	431	541	861	1,083
Initial and follow-on public offering and related expenses (2)	241	422	—	663	4
Non-cash gains and losses on foreign currency remeasurement (3)	2,255	(348)	2,222	1,907	(1,239)
Stock-based compensation (4)	550	768	717	1,318	1,127
Non-cash fixed asset write-off (5)	313	—	—	313	—
Related party Tax Receivable Agreement adjustment (6)	—	47	—	47	(3,346)
Change in control LTIP award (7)	73,384	—	—	73,384	—
Change in control stock-based compensation acceleration (7)	14,713	—	—	14,713	—
Adjusted EBITDA	$159,903	$155,045	$151,125	$314,948	$330,303
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with the initial and follow-on public offering and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Free Cash Flow and Adjusted Free Cash Flow
				For the Six Months Ended June 30,
(in thousands)	Q2 2021	Q1 2021	Q2 2020	2021	2020

Net cash provided by operating activities	$86,330	$122,425	$148,373	$208,755	$287,656
Capital expenditures	(11,878)	(14,174)	(10,454)	(26,052)	(24,355)
Free cash flow	74,452	108,251	137,919	182,703	263,301

Change in control payment (1)	61,455	—	—	61,455	—
Adjusted free cash flow	$135,907	$108,251	$137,919	$244,158	$263,301

(1)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million are cash and $15 million are non-cash. $61 million of the cash charges were paid in the second quarter of 2021; the additional $12 million will be paid in the third quarter of 2021, as a result of the timing of related payroll tax payments.